Exhibit 10.17

SECOND AMENDMENT
TO THE
NUWELLIS, INC.
2017 EQUITY INCENTIVE PLAN

This Second Amendment of the Nuwellis, Inc. 2017 Equity Incentive Plan (this “Second Amendment”) is made and adopted by Nuwellis, Inc., a Delaware corporation (the “Company”), subject to approval by the stockholders of the Company. Following such effective date, any reference to the “Nuwellis, Inc. 2017 Equity Incentive Plan” shall mean the Nuwellis, Inc. 2017 Equity Incentive Plan, as amended hereby. Capitalized terms used herein without definition shall have the meanings assigned to them in the Nuwellis, Inc. 2017 Equity Incentive Plan.

WHEREAS, the Company maintains the Nuwellis, Inc. 2017 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, pursuant to and subject to Section 2(b) of the Plan, contingent on approval by stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law; and

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options to 7,732,755, provided that such shares of Common Stock shall not be subject to adjustment pursuant to the applicable provisions of Section 9(a)(i) of the Plan in connection with the reverse stock split effected by the Company on October 16, 2020 or the first reverse stock split effected by the Company following December 5, 2022.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. AMENDMENT TO SECTION 3(C). The second sentence of Section 3(c) of the Plan is hereby amended and restated in its entirety as follows, subject to approval by the stockholders of the Company:

“This Section 3(c) shall not be subject to adjustment pursuant to the applicable provisions of Section 9(a)(i) of the Plan in connection with the reverse stock split effected by the Company on October 16, 2020 or the first reverse stock split effected by the Company following December 5, 2022.”

2. EFFECT ON THE PLAN. Except as expressly or by necessary implication amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Nuwellis, Inc. on October 28, 2022.

NUWELLIS, INC.

By:	/s/ Neil Ayotte
Name:	Neil Ayotte
Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer